UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported): January 7, 2008

Commission File Number: 0-29195

WAYTRONX, INC.
(Name of Small Business Issuer in Its Charter)
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Colorado	84-1463284
(State or jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

600 NW 14th Avenue, Suite 100, Portland, Oregon	97209
(Address of Principal Executive Offices)	(Zip code)

(503) 417-1700
(Registrant’s telephone number)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Effective December 12, 2007, the OnScreen Technologies, Inc. corporate name was changed to Waytronx, Inc. Effective January 7, 2008, the new OTC:BB trading symbol for Waytronx, Inc. is WYNX.

The new company name was adopted to more accurately reflect the company’s current strategy to focus on thermal management technologies in advanced electronics.

Management adopted a new statement of position to emphasize this new strategy. Waytronx, Inc. is now primarily focused on commercialization of its proprietary innovative thermal cooling technology, WayCool™, our proprietary scientific approach to addressing intense heat generated in electronic systems, including computers, home entertainment systems, test fixtures and medical monitoring devices.  WayCool technology provides cooling technology that transfers heat at extraordinarily high rates to promote superior thermal management in the semiconductor and electronic packaging industries. As micro electronics components run at higher speeds, with more computing capacity, the primary gating factor is thermal management.  WayCoolTM technology offers a highly scalable and cost effective alternative.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Signed and submitted this 7th day of January 2008.

Waytronx, Inc. (Registrant)

By:	/s/ William J. Clough
William J. Clough, Esq. as CEO/President